Exhibit 99.1

CDW Reports Record First Quarter Net Sales

Reinforces Strength of Strategy and Power of Business Model

(Dollars in millions, except per share amounts)	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017[1]	% Chg.
Net Sales	$3,606.4	$3,256.0	10.8
Average Daily Sales[2]	56.4	50.9	10.8
Gross Profit	603.9	553.5	9.1
Net Income	127.0	58.2	118.3
Adjusted EBITDA[3]	279.8	250.1	11.9
Net Income per Diluted Share	$0.82	$0.36	129.6
Non-GAAP Net Income per Diluted Share[3]	$1.05	$0.75	40.5
[1] Amounts for 2017 have been adjusted to reflect the full retrospective adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).
[2] There were 64 selling days for both the three months ended March 31, 2018 and 2017.
[3] Non-GAAP measures used in this release that are not based on accounting principles generally accepted in the United States of America are each defined and reconciled to the most directly comparable GAAP measure in the attached schedules.

LINCOLNSHIRE, Ill., May 02, 2018 (GLOBE NEWSWIRE) -- CDW Corporation (Nasdaq:CDW), a leading multi-brand technology solutions provider to business, government, education and healthcare in the United States, the United Kingdom and Canada, today announced first quarter results. The company also announced the approval by its Board of Directors of a quarterly cash dividend to be paid in June 2018.

"We are off to an excellent start to the year as we successfully addressed customer priorities and delivered strong topline growth and profitability while continuing to invest in our future," said Thomas E. Richards, chairman and chief executive officer of CDW. "These results demonstrate the combined strength of our business model - underpinned by our balanced portfolio of customer end-markets, broad product and technology portfolio, and ongoing execution of our three-part strategy for growth. Adjusting for currency and excluding the shipment of orders impacted by supply chain delays at year-end, we delivered high-single digit sales growth."

"Excellent operating results were amplified by a lower tax rate and share repurchases, delivering a 41 percent increase in non-GAAP net income per diluted share," said Collin B. Kebo, CDW's chief financial officer. "Given this quarter's results and our expectations for the balance of the year, we are now targeting 2018 constant currency non-GAAP net income per diluted share growth in the mid-to-high twenty percent range."

“We expect to exceed our annual target to outpace US IT market growth by 200 to 300 basis points in 2018. To accomplish this, we will continue our laser-focus on meeting the needs of our more than 250,000 customers in the United States, the United Kingdom and Canada and remaining the partner of choice for more than 1,000 leading and emerging technology brands as the technology market continues to evolve," concluded Richards.

A quarterly cash dividend of $0.21 per share, which is 31 percent higher than the prior year period, will be paid on June 11, 2018 to all stockholders of record as of the close of business on May 25, 2018.

First Quarter of 2018 Highlights:

Total net sales in the first quarter of 2018 were $3,606 million, compared to $3,256 million in the first quarter of 2017, an increase of 10.8 percent. There were 64 selling days for both the three months ended March 31, 2018 and 2017. On an average daily sales basis, net sales growth versus the first quarter of 2017 was 10.8 percent and on a constant currency basis was 9.6 percent. Currency impact to net sales growth was driven by favorable translation of the British pound to US dollar and favorable translation of the Canadian to US dollar. First quarter performance included:

  Total Corporate segment net sales in the first quarter of 2018 were $1,566 million, 8.7 percent higher than the first quarter of 2017.

  Total Small Business segment net sales in the first quarter of 2018 were $328 million, 12.2 percent higher than the first quarter of 2017.

  Total Public segment net sales in the first quarter of 2018 were $1,230 million, 6.6 percent higher than the first quarter of 2017. Public results were led by sales to both Government and Healthcare customers, which increased 11.7 percent and 7.3 percent, respectively. Sales to Education customers increased 1.0 percent.

  Net sales for CDW's UK and Canadian operations, combined as “Other” for financial reporting purposes, were $483 million, 30.6 percent higher than the first quarter of 2017. Both UK and Canada results were also up double digits in local currency.

Gross profit for the first quarter of 2018 was $604 million, compared to $554 million for the same period in 2017, representing an increase of 9.1 percent. Gross profit margin was 16.7 percent for the first quarter of 2018 versus 17.0 percent in the first quarter of 2017. Increases in net service contract revenue and other netted down revenues, which includes software as a service and warranties, were not enough to fully offset the impact of ongoing hardware strength on product margin and increases in partner funding being outpaced by increases in net sales.

Total selling and administrative expenses and advertising expense were $400 million in the first quarter of 2018, compared to $383 million in the first quarter of 2017, representing an increase of 4.4 percent. This increase was primarily driven by sales compensation.

Interest expense was $38 million in the first quarter of 2018 compared to $40 million in the comparable period of 2017.

The effective tax rate for the first quarter of 2018 was 23.4 percent, which resulted in tax expense of $39 million, compared to a 21.9 percent tax rate and tax expense of $16 million in the first quarter of 2017. The increase in effective tax rate primarily reflects the year-over-year impact of lower excess tax benefits from equity-based compensation in the first quarter of 2018, which was partially offset by a lower Federal tax rate.

Net income was $127 million in the first quarter of 2018, compared to $58 million in the first quarter of 2017, representing an increase of 118.3 percent. The first quarter of 2017 included a loss on extinguishment of long-term debt of $57 million. Non-GAAP net income, which excludes, among other things, acquisition-related intangible asset amortization, equity-based compensation and the associated tax benefits, integration expenses, and certain other items, was $163 million in the first quarter of 2018, compared to $122 million in the first quarter of 2017, representing an increase of 33.6 percent.

Adjusted EBITDA, which excludes expenses related to equity-based compensation, income from equity investment, integration expenses, and certain other items, was $280 million in the first quarter of 2018, compared to $250 million in the first quarter of 2017, representing an increase of 11.9 percent. For the first quarter of 2018, the Adjusted EBITDA margin was 7.8 percent compared to 7.7 percent in the first quarter of 2017.

Weighted average diluted shares outstanding were 155 million for the first quarter of 2018, compared to 163 million for the first quarter of 2017. Net income per diluted share for the first quarter of 2018 was $0.82, compared to $0.36 for the first quarter of 2017, representing an increase of 129.6 percent. Non-GAAP net income per diluted share for the first quarter of 2018 was $1.05, compared to $0.75 for the first quarter of 2017, representing an increase of 40.5 percent.

Forward-Looking Statements

Statements in this release that are not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the future financial performance of CDW. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, global and regional economic and political conditions; decreases in spending on technology products and services; CDW's relationships with vendor partners and availability of their products; continued innovations in hardware, software and services offerings by CDW's vendor partners; substantial competition that could reduce CDW's market share; CDW's substantial indebtedness and ability to generate sufficient cash to service such indebtedness; restrictions imposed by agreements relating to CDW's indebtedness on its operations and liquidity; changes in, or the discontinuation of, CDW's share repurchase program or dividend payments; the continuing development, maintenance and operation of CDW's information technology systems; potential breaches of data security and failure to protect our information technology systems from cybersecurity threats; potential failures to comply with Public segment contracts or applicable laws and regulations; potential failures to provide high-quality services to CDW's customers; potential losses of any key personnel; potential interruptions of the flow of products from suppliers; potential adverse occurrences at one of CDW's primary facilities or customer data centers; increases in the cost of commercial delivery services or disruptions of those services; CDW's exposure to accounts receivable and inventory risks; fluctuations in foreign currency; future acquisitions or alliances; fluctuations in CDW's operating results; current and future legal proceedings and audits; changes in laws, including the recent U.S. tax legislation, regulations or interpretations thereof; and other risk factors or uncertainties identified from time to time in CDW's filings with the SEC. Although CDW believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Forward-Looking Statements" and "Risk Factors" in CDW's Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings with the SEC. CDW undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Non-GAAP Financial Information

EBITDA is defined as consolidated net income before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA, which is a measure defined in the Company’s credit agreements, means EBITDA adjusted for certain items which are described in the financial statement tables that accompany this press release. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of Net sales. Non-GAAP income before income taxes and Non-GAAP net income exclude, among other things, charges related to the amortization of acquisition-related intangible assets, equity-based compensation and the associated tax benefits, integration expenses, and gains and losses from the extinguishment of long-term debt. Consolidated Net sales growth on a constant currency basis is defined as consolidated net sales growth excluding the impact of foreign currency translation on net sales compared to the prior period.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP income before income taxes, Non-GAAP net income, Non-GAAP net income per diluted share and consolidated Net sales growth on a constant currency basis are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

The Company believes these measures provide analysts, investors and management with helpful information regarding the underlying operating performance of the Company’s business, as they remove the impact of items that management believes are not reflective of underlying operating performance. The Company uses these measures to evaluate period-over-period performance as management believes they provide a more comparable measure of the underlying business. Additionally, Adjusted EBITDA is a measure in the credit agreement governing our Senior Secured Term Loan Facility (“Term Loan”) used to evaluate the Company’s ability to make certain investments, incur additional debt and make restricted payments, such as dividends and share repurchases, as well as whether the Company is required to make additional principal prepayments on the Term Loan beyond the quarterly amortization payments.

Our annual targets are provided on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled, such as currency impacts or interest rates, or reliably predicted because they are not part of the Company's routine activities, such as refinancing activities or acquisition and integration expenses.

The financial statement tables that accompany this press release include a reconciliation of non-GAAP financial measures to the applicable most comparable GAAP financial measures. Non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

About CDW

CDW is a leading multi-brand technology solutions provider to business, government, education and healthcare organizations in the United States, the United Kingdom and Canada. A Fortune 500 company with multi-national capabilities, CDW was founded in 1984 and employs more than 8,700 coworkers. For the trailing twelve months ended March 31, 2018, the company generated net sales of over $15 billion. For more information about CDW, please visit www.CDW.com.

Webcast

CDW will hold a conference call today, May 2, 2018 at 7:30 a.m. CT/8:30 a.m. ET to discuss its first quarter financial results. The conference call, which will be broadcast live via the Internet, and a copy of this press release along with supplemental slides used during the call, can be accessed on CDW’s website at investor.cdw.com. For those unable to participate in the live call, a replay of the webcast will be available at investor.cdw.com approximately 90 minutes after the completion of the call and will be accessible on the site for approximately one year.

Investor Inquiries
Sari Macrie, CFA
Vice President, Investor Relations
(847) 968-0238

Media Inquiries
Sara Granack
Vice President, Corporate Communications
(847) 419-7411

CDWPR-FI

CDW CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2018	2017(i)	% Change(ii)

Net sales	$3,606.4	$3,256.0	10.8%
Cost of sales	3,002.5	2,702.5	11.1

Gross profit	603.9	553.5	9.1

Selling and administrative expenses	362.7	347.4	4.4
Advertising expense	37.1	35.4	4.8
Income from operations	204.1	170.7	19.6

Interest expense, net	(37.7)	(39.7)	(5.1)
Net loss on extinguishments of long-term debt	—	(57.4)	nm*
Other (expense) income, net	(0.7)	0.9	nm*

Income before income taxes	165.7	74.5	122.5

Income tax expense	(38.7)	(16.3)	137.3

Net income	$127.0	$58.2	118.3%

Net income per common share:
Basic	$0.83	$0.36	128.6%
Diluted	$0.82	$0.36	129.6%

Weighted-average shares outstanding:
Basic	152.2	159.4
Diluted	154.8	162.8

* Not meaningful

(i) Amounts for 2017 have been adjusted to reflect the full retrospective adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).

(ii) There were 64 selling days for both the three months ended March 31, 2018 and 2017.

CDW CORPORATION AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

The Company has included reconciliations of Non-GAAP income before income taxes, Non-GAAP net income, Non-GAAP net income per diluted share, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and consolidated Net sales growth on a constant currency basis for the three months ended March 31, 2018 and 2017 below.

NON-GAAP INCOME BEFORE INCOME TAXES, NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER DILUTED SHARE
(dollars in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31, 2018				Three Months Ended March 31, 2017(i)
	Income before Income Taxes	Income Tax Expense(ii)	Net Income	Effective Tax Rate	Income before Income Taxes	Income Tax Expense	Net Income	Effective Tax Rate	Net Income % Change

As reported	$165.7	$(38.7)	$127.0	23.4%	$74.5	$(16.3)	$58.2	21.9%	118.3%
Amortization of intangibles(iii)	46.7	(12.3)	34.4		46.1	(16.6)	29.5
Equity-based compensation	8.1	(7.0)	1.1		12.1	(15.8)	(3.7)
Net loss on extinguishments of long-term debt	—	—	—		57.4	(20.7)	36.7
Integration expenses(iv)	—	—	—		0.5	(0.2)	0.3
Other adjustments(v)	0.5	(0.2)	0.3		1.4	(0.5)	0.9
Non-GAAP	$221.0	$(58.2)	$162.8	26.3%	$192.0	$(70.1)	$121.9	36.5%	33.6%

GAAP net income per diluted share			$0.82				$0.36
Non-GAAP net income per diluted share			$1.05				$0.75
Shares used in computing GAAP and Non-GAAP net income per diluted share			154.8				162.8

(i) Amounts for 2017 have been adjusted to reflect the full retrospective adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).

(ii) Income tax on non-GAAP adjustments includes excess tax benefits associated with equity compensation, and the impact of global intangible low tax income (“GILTI”) on equity-based compensation and amortization of intangibles.

(iii) Includes amortization expense for acquisition-related intangible assets, primarily customer relationships, customer contracts and trade names.

(iv) Comprised of expenses related to CDW UK.

(v) Includes other expenses such as payroll taxes on equity-based compensation during the three months ended March 31, 2018 and 2017.

CDW CORPORATION AND SUBSIDIARIES
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(dollars in millions)
(unaudited)

	Three Months Ended March 31,
	2018	% of Net sales	2017(i)	% of Net sales

Net income	$127.0	3.5%	$58.2	1.8%
Depreciation and amortization	66.6		64.2
Income tax expense	38.7		16.3
Interest expense, net	37.7		39.7
EBITDA	270.0	7.5%	178.4	5.5%
Adjustments:
Equity-based compensation	8.1		12.1
Net loss on extinguishments of long-term debt	—		57.4
Income from equity investment(ii)	(0.3)		(0.2)
Integration expenses(iii)	—		0.5
Other adjustments(iv)	2.0		1.9
Total adjustments	9.8		71.7
Adjusted EBITDA	$279.8	7.8%	$250.1	7.7%

(i) Amounts for 2017 have been recast to reflect the full retrospective adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).

(ii) Represents the Company's share of net income from its equity investment.

(iii) Comprised of expenses related to CDW UK.

(iv) Includes other expenses such as payroll taxes on equity-based compensation during the three months ended March 31, 2018 and 2017. Also includes historical retention costs during the three months ended March 31, 2017.

CDW CORPORATION AND SUBSIDIARIES
CONSOLIDATED NET SALES GROWTH ON A CONSTANT CURRENCY BASIS
(dollars in millions)
(unaudited)

	Three Months Ended March 31,
	2018	2017(i)	% Change(ii)
Consolidated Net sales, as reported	$3,606.4	$3,256.0	10.8%
Foreign currency translation(iii)	—	34.9	—
Consolidated Net Sales on a Constant Currency Basis	$3,606.4	$3,290.9	9.6%

(i) Amounts for 2017 have been adjusted to reflect the full retrospective adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).

(ii) There were 64 selling days for both the three months ended March 31, 2018 and 2017.

(iii) Represents the effect of translating the prior year results of CDW UK and CDW Canada at the average exchange rates applicable in the current year.

CDW CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	March 31, 2018	December 31, 2017(i)	March 31, 2017(i)
Assets	(unaudited)

Current assets:
Cash and cash equivalents	$221.0	$144.2	$251.7
Accounts receivable, net of allowance for doubtful accounts of $6.2, $6.2 and $8.2, respectively	2,274.0	2,329.3	1,986.0
Merchandise inventory	485.8	411.5	460.6
Miscellaneous receivables	310.2	343.0	241.9
Prepaid expenses and other	188.9	168.3	162.4
Total current assets	3,479.9	3,396.3	3,102.6

Property and equipment, net	153.1	161.1	162.4
Goodwill	2,488.8	2,479.6	2,459.1
Other intangible assets, net	859.0	897.0	1,015.1
Other assets	47.1	32.7	40.5
Total assets	$7,027.9	$6,966.7	$6,779.7

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable - trade	$1,288.5	$1,317.7	$1,064.3
Accounts payable - inventory financing	523.7	498.0	445.0
Current maturities of long-term debt	25.8	25.5	18.5
Contract liabilities	193.6	158.8	170.1
Accrued expenses and other liabilities	550.9	522.1	526.9
Total current liabilities	2,582.5	2,522.1	2,224.8

Long-term liabilities:
Debt	3,209.7	3,210.0	3,262.0
Deferred income taxes	188.9	196.3	350.4
Other liabilities	49.9	52.7	32.2
Total long-term liabilities	3,448.5	3,459.0	3,644.6

Total stockholders’ equity	996.9	985.6	910.3
Total liabilities and stockholders’ equity	$7,027.9	$6,966.7	$6,779.7

(i) Amounts for 2017 have been adjusted to reflect the full retrospective adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).

CDW CORPORATION AND SUBSIDIARIES
NET SALES DETAIL
(dollars in millions)
(unaudited)

	Three Months Ended March 31,
	2018	2017(i)	% Change(ii)

Corporate	$1,565.8	$1,440.6	8.7%

Small Business	327.6	292.0	12.2

Public
Government	418.5	374.6	11.7
Education	397.2	393.2	1.0
Healthcare	414.3	385.9	7.3
Total Public	1,230.0	1,153.7	6.6

Other	483.0	369.7	30.6

Total Net Sales	$3,606.4	$3,256.0	10.8%

(i) Amounts for 2017 have been adjusted to reflect the full retrospective adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).

(ii) There were 64 selling days for both the three months ended March 31, 2018 and 2017.

CDW CORPORATION AND SUBSIDIARIES
DEBT AND WORKING CAPITAL INFORMATION
(dollars in millions)
(unaudited)

	March 31, 2018	December 31, 2017	March 31, 2017

Debt and Revolver Availability
Cash and cash equivalents	$221.0	$144.2	$251.7
Total debt	3,235.5	3,235.5	3,280.5
Senior secured debt	1,539.5	1,540.3	1,545.7
Outstanding borrowings under Revolver(i)	—	—	38.0
Borrowing base under ABL Revolver(ii)	1,598.3	1,608.2	1,409.1
Revolver availability(i)	1,057.4	1,063.2	1,025.6
Cash plus Revolver availability(i)	1,278.4	1,207.4	1,277.3
Total net leverage ratio(iii)	2.5	2.6	2.7

Working Capital(iv)
Days of sales outstanding (DSO)(v)	54	53	51
Days of supply in inventory (DIO)(v)	12	13	14
Days of purchases outstanding (DPO)(v)	(49)	(47)	(46)
Cash conversion cycle(v)	17	19	19

(i) Amount in effect at period-end, including CDW UK's Revolving Credit Facility, which is a multi-currency revolving credit facility with an aggregate amount of £50 million ($70 million at March 31, 2018) in availability.

(ii) Amount in effect at period-end, applicable to the Company's ABL Revolving Credit Facility.

(iii) Defined in the Company's credit agreement, on a consolidated basis, as the ratio of total debt at period-end excluding any unamortized discount and/or premium and unamortized deferred financing costs, less cash and cash equivalents, to trailing twelve months (TTM) Adjusted EBITDA, a non-GAAP measure defined in the Company's credit agreement.

(iv) Amounts for 2017 have been adjusted to reflect the full retrospective adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).

(v) Based on a rolling three-month average.

CDW CORPORATION AND SUBSIDIARIES
CASH FLOW INFORMATION
(in millions)
(unaudited)

	Three Months Ended March 31,
	2018	2017

Cash flows from operating activities	$222.2	$369.9

Capital expenditures	(15.9)	(19.6)
Cash flows used in investing activities	(15.9)	(19.6)

Net change in accounts payable - inventory financing	24.9	(135.7)
Other cash flows from financing activities	(156.1)	(226.5)
Cash flows used in financing activities	(131.2)	(362.2)

Effect of exchange rate changes on cash and cash equivalents	1.7	(0.1)
Net increase (decrease) in cash and cash equivalents	76.8	(12.0)
Cash and cash equivalents - beginning of period	144.2	263.7
Cash and cash equivalents - end of period	$221.0	$251.7

Supplementary disclosure of cash flow information:
Interest paid	$(42.7)	$(48.4)
Taxes paid, net	$(10.6)	$(6.3)